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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (date of earliest event reported):
                                JANUARY 11, 2001




                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



           DELAWARE                     0-30242                   72-1449411
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
              (Address of principal executive offices and zip code)


                                 (225) 926-1000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER

     In order to furnish an exhibit for incorporation by reference into the Registration Statement on Form S-3 of Lamar Advertising Company previously filed with Securities and Exchange Commission (File No. 333-48288), which Registration Statement was declared effective by the Commission on September 21, 2000, Lamar Advertising Company is filing an Underwriting Agreement dated January 11, 2001 among Lamar, AMFM Operating Inc. and Deutsche Bank Securities Inc. The Underwriting Agreement relates to the sale of 5,000,000 shares of Lamar Class A common stock by AMFM to Deutsche Bank Securities Inc., as underwriter, for $42.25 per share. AMFM has granted the underwriter the right to purchase up to an additional 750,000 shares to cover over-allotments. The offering of the shares will only be made by means of a prospectus, a copy of which can be obtained from Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202. After the sale closes, AMFM will own 19,115,073 shares of Lamar Class A common stock (18,365,073 if the over-allotment option is exercised in full), all of which must be disposed of prior to January 1, 2003, under the terms of a consent decree with the United States Department of Justice.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          1.1  Underwriting Agreement dated January 11, 2001. Filed herewith.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 12, 2001                 LAMAR ADVERTISING COMPANY


                                       By: /s/ Keith A. Istre
                                           -------------------------------------
                                           Keith A. Istre
                                           Treasurer and Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

1.1                 Underwriting Agreement dated January 11, 2001 among Lamar, AMFM
                    Operating Inc. and Deutsche Bank Securities Inc. Filed herewith.